UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

(Check the appropriate box):
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Mistras Group, Inc.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

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Important Information

The following communications relate to the proposed acquisition of Mistras Group, Inc., a Delaware corporation (the “Company”), by Athena Purchaser, LLC, a Delaware limited liability company (“Parent”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2026, by and among the Company, Parent and Athena Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”). Parent and Acquisition Sub are controlled by funds affiliated with H.I.G. Capital (“H.I.G.”). The Merger Agreement provides that upon the terms and subject to the conditions set forth therein, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

On September 18, 2026, the Company distributed the below communication to guide discussions with the public about the proposed Merger.

Leadership Toolkit

To: MISTRAS Leaders

Date: September 18, 2026

Subject: H.I.G. Deal Communications Toolkit for Leaders

Overview

MISTRAS announced that it has entered into a definitive agreement to be acquired by H.I.G. Capital in an all-cash deal. Upon closing, MISTRAS will become a private company.

This exciting milestone reflects the progress our team has made under Vision2030 – serving our customers better, expanding into new markets and building a stronger foundation for the future. With H.I.G.’s support, we believe we can accelerate our strategy and take the next step in our evolution.

Your Role and Guidelines

As leaders at MISTRAS, you will play an important role in communicating with your team members and other stakeholders about the announcement and what it means for our future. We recognize that people will have questions about the deal and your employees may face a range of emotions in processing this news. Our goal is to provide them with as much information as possible to put the announcement in context and to reassure them that we have a very exciting future with H.I.G.

To ensure all employees have the same information about this deal, I ask that you familiarize yourself with the following communications materials:

•	An employee email we distributed to all employees
•	Talking points and Q&A for reactive use with your team

As you familiarize yourself with these materials, please keep in mind:

•
These messages have been approved by legal counsel, and some will be filed with the U.S. Securities and Exchange Commission. Therefore, it is important that you do not add to or alter these materials or any other communications you may receive in the future regarding the deal with H.I.G. Do not create or distribute any new materials or speculate beyond the information included here, including by offering any personal opinions about the deal.

•
As always, it’s important that we speak with one voice. This announcement may lead to inquiries from the media or other external third parties. If you or your team are contacted by outside parties, please refer all media inquiries to Theresa Feraren, SVP and Chief Marketing Officer and inquiries from investors and analysts should be referred to investors@mistrasgroup.com

•
Be sensitive to employees’ needs and listen to their concerns. Your team members will look to you for information, reassurance and guidance. How you talk about the announcement will influence how they respond. This is an exciting milestone for MISTRAS, and we believe H.I.G.’s experience and support can help position us for its next chapter. Stay confident and forward-looking and encourage your team to do the same.

•
It is business as usual as we work to complete this deal. Until closing, we will continue to operate as a publicly traded company, and it is business as usual. We are counting on you to keep employees focused on their daily responsibilities.

Answering Questions

You will likely receive questions that you cannot answer. If that happens, please do not speculate. We do not have all the answers at this early stage, and it is always okay to acknowledge that. In those situations, the following response is recommended:

“That’s a great question. It is early in the process, and I do not have all the answers today. We will answer your questions as quickly and completely as possible. Let me get back to you when I have that information.”

Next Steps

Engaging directly and transparently with our employees is a top priority for us. To that end, we will be hosting all-employee town halls following the announcement to discuss the news and answer any questions team members may have. Please encourage your teams to attend.

Thank you, as always, for your continued dedication to MISTRAS. We hope you share our enthusiasm about the opportunities ahead as we enter our next chapter.

Communications Materials

Employee Letter

Team,

Moments ago, we announced that MISTRAS has entered into an agreement to be acquired by H.I.G. Capital, a global alternative investment firm. This is an exciting moment for our company and the next step in MISTRAS’ evolution.

Over the past year, we have made meaningful progress under Vision2030. We have strengthened how we serve our customers, expanded into growth markets including aerospace and defense, infrastructure and power, invested in innovation, and taken important steps to operate more efficiently. That progress, and the hard work of our people, has created a stronger foundation for MISTRAS and positioned us for our next phase of growth.

We believe H.I.G. is the right partner to help us accelerate that strategy. H.I.G. understands the critical work we perform for our customers and recognizes the value of our people and capabilities. They also bring significant experience supporting the growth of industrial and business services companies. With H.I.G.’s financial support, we will have a compelling opportunity to invest in our people and capabilities, accelerate innovation, expand our reach, and strengthen the integrated platform we are building for our customers.

I also want to be clear about what today’s announcement means for you. Nothing changes today. MISTRAS remains a public company until the transaction closes, and we will continue serving our customers and operating our business as we do today. Under the terms of our agreement with H.I.G., we will pay 2026 compensation according to our existing compensation and incentive plans.

We expect the deal to close in late 2026 or early 2027, subject to customary closing conditions, approval by the company’s stockholders and the receipt of required regulatory approvals. At that point, MISTRAS will become a privately held company with H.I.G. as our new partner, which means shares of MISTRAS’ stock will no longer trade on a stock exchange.

I recognize that an announcement of this significance will naturally raise questions, particularly about what it means for our people and our future. We will be as transparent as we can throughout the process and will continue communicating with you as we have more information to share.

Today, we will hold a town hall to talk more about the announcement, why we believe this is the right next step for MISTRAS, and what you can expect in the weeks and months ahead. As always, we will allot time at the end of the town hall for a live Q&A to answer any questions you may have. There is also an FAQ document at the bottom of this letter, which includes many of the questions you may have.

For now, I ask that you remain focused on what has brought us to this point – serving our customers, supporting one another and executing with excellence. Thank you for everything you have done to build MISTRAS into the company it is today. I am proud of what we have accomplished together and confident in the opportunity ahead.

Sincerely,
Natalia Shuman
President & Chief Executive Officer

Talking Points for Use with Teams

What We Announced

•	MISTRAS announced that it has entered into a definitive agreement to be acquired by H.I.G. Capital.

•	Upon closing, MISTRAS will become a privately held company, which means our common stock will no longer be listed on the New York Stock Exchange.

•	This is an exciting moment for MISTRAS and represents the next step in our evolution.

Why This Deal Is Important

•	Because of the hard work of our team, we have made real progress under Vision2030:
o	Achieved strong organic growth;
o	Become more aligned with our customers;
o	Diversified into new markets; and,
o	Taken important steps to operate more efficiently.

•	That progress has created a stronger foundation for MISTRAS and positioned us for our next phase of growth.

•	That’s why we believe now is the right time to take the next step and accelerate our strategy.

•	This deal represents a significant milestone for MISTRAS and a terrific opportunity to continue building on the strong business we have created together.

Why H.I.G.

•	In case you don’t know, H.I.G. is a leading global alternative investment firm. H.I.G. partners with companies by investing capital and bringing resources and experience to support their growth.

•	They have a lot of experience supporting the growth of industrial and business services companies like MISTRAS.

•	H.I.G. understands the important role MISTRAS plays for our customers and shares our vision for the future.

•	They’re investing in us because our business is already working well and they want to help it get stronger.

•	As a private company and with H.I.G.’s financial support, we expect to have more resources to invest in the tools, equipment and people that serve our customers.

What This Means for Employees

•	We are excited about the opportunities ahead for our company.

•	But today’s announcement is only the first step in a process that will take time to complete.

•	The most important thing for employees to know is that nothing is changing today.

•	The transaction is expected to close in late 2026 or early 2027, subject to customary closing conditions, approval by the company’s stockholders and the receipt of required regulatory approvals.

•	Until then, it remains business as usual for all of us at MISTRAS.

•	Under the terms of our agreement with H.I.G., we will pay 2026 compensation according to our existing compensation and incentive plans.

•	We will continue serving our customers and operating the business as we do today.

•	We will continue to share additional information as appropriate.

Closing

•	Thank you for your hard work, resilience and unwavering commitment to MISTRAS.

•	We are excited about MISTRAS’ future and the opportunities ahead.

Employee Q&As

1.	Why is MISTRAS entering into this deal now?
•	This announcement marks an important milestone in MISTRAS’ journey.
•
Over the last year, we have made meaningful progress under Vision2030, strenzgthening how we serve our customers, expanding into growth markets, investing in innovation and taking steps to operate more efficiently.

•	With our strong foundation in place, we believe now is the right time to take the next step and accelerate our growth.

2.	Who is H.I.G. Capital? Why are they the right partner for MISTRAS?
•	H.I.G. is a global alternative investment firm that has a great deal of experience partnering with industrial and business services companies like MISTRAS to help them drive growth and succeed.
•
For over 30 years, H.I.G. has raised over $75 billion and invested in more than 400 companies across sectors, and they take a supportive, collaborative approach with respect to the companies they invest in and work with.

•
Importantly, this deal with H.I.G. reflects their confidence in our business and trajectory. H.I.G. understands our strengths and recognizes the value and technical expertise our employees bring to the table.

•
Please visit H.I.G.’s website and view the ‘portfolio’ page (https://hig.com/portfolio/), which lists many of the other companies H.I.G. is invested in. You will likely recognize many of the companies listed.

•	All of this makes them the ideal partner for MISTRAS on the path ahead.

3.	What does this announcement mean for me?
•	While we are excited about MISTRAS’ future, it’s important to remember that this announcement is only the first step in a longer process.
•	Between now and closing, it remains business as usual for all of us.
•
Following close, we are excited to have a compelling opportunity to invest in our people and capabilities, accelerate innovation, expand our reach, and strengthen the integrated platform we are building for our customers.

•
Longer term, we believe our partnership with H.I.G. will mean new opportunities and growth for our team. They understand that our employees, culture and innovation mindset are central to what makes our company special and will be essential to our success going forward.

4.	When is the deal expected to close, and what happens until then?
•	The deal is expected to close in late 2026 or early 2027, subject to customary closing conditions, approval by the company’s stockholders and the receipt of required regulatory approvals.
•	Until close, MISTRAS will continue to operate as we do today, and it is business as usual.

5.	Are my compensation or benefits changing?
•	Between now and close, it is business as usual, and there are no changes to our existing compensation and benefit programs.
•	Under the terms of our agreement with H.I.G., we will pay 2026 compensation according to our existing compensation and incentive plans.

6.	What should I tell customers and partners who ask about the deal?
•
If any of our external stakeholders ask you about what this news means for them, you can let them know it remains business as usual at MISTRAS as we continue to serve our customers and work with our partners just as we always do.

7.	When will I receive additional information on this deal? Who can I speak to if I have further questions?
•	We are committed to being transparent and keeping you updated as we have additional information to share throughout this process.
•	If you have further questions, please do not hesitate to reach out to your manager.

8.	What are H.I.G.’s go-forward plans for MISTRAS?
•	H.I.G. has a strong history of investing in companies across various sectors and helping them succeed, and we believe that support will create new opportunities for MISTRAS and our employees.
•	H.I.G. recognizes the positive momentum we have built through our Vision2030 transformation plan.
•	Partnering with H.I.G. gives MISTRAS more support to grow faster than we could on our own. They want to continue the momentum we have achieved and help us execute on the growth opportunities ahead.
•
We look forward to collaborating with the H.I.G. team as we continue investing in our people, accelerating innovation, expanding our reach and strengthening the integrated platform we are building for customers.

9.	Will there be layoffs or other headcount reductions?
•	It remains business as usual as we work to enter our next chapter partnering with H.I.G.
•	As always, staffing decisions will continue to be made based on the needs of the business.

10.	Will any of our corporate offices or facilities close?
•	Between now and close, it is business as usual, and we do not anticipate changes to our corporate offices or facilities.

11.	I own MISTRAS stock or restricted stock units (RSUs). What happens to RSUs that have been granted, but haven’t yet vested? What happens to my existing RSUs for this year and going forward?
•	We are excited about this transaction and the opportunities it creates for our people and our business.
•	H.I.G. understands the important role our people play in our success. With H.I.G.’s support, we will continue to invest in our people as we move forward into our next phase.
•	That said, this announcement is only day one. There are still a number of details that we are working through with the H.I.G. team.
•	Here’s what we can tell you today:
o	All outstanding shares of MISTRAS stock will be paid out in cash at closing based on the merger consideration.
o	All outstanding unvested RSUs will accelerate and vest in full and will be paid out in cash at closing based on the merger consideration.
o	Consistent with past practice, your 2026 cash bonus will be determined based on 2026 actual performance and is expected to be paid in March 2027, consistent with our normal payment schedule.
o
Consistent with past practice, you will receive the value of the RSUs earned for 2026 based on actual performance. In light of the transaction, however, you will instead receive, to the extent earned, a cash award equal to the value of the RSUs that otherwise would have been granted to you. The cash award will vest and be paid over a four-year period, consistent with the existing RSU vesting schedule.

•	We will continue to provide updates as we work with the H.I.G. team moving forward.

12.	Should I sell? Should I exercise my options?
•	Selling your equity and exercising your options are personal decisions, and we leave it to you to decide on that.
•	We encourage you to consult your own independent tax advisor, legal counsel and/or any other advisor.

13.	Does this deal mean jobs are going to be replaced with AI?
•	We intend to continue leveraging AI to give our teams better tools and insights to support their day-to-day work – not to replace the deep experience and technical expertise our employees bring.
•	H.I.G. has a track record of investing in the people of the companies it partners with, and they’ve told us that MISTRAS’ talented employees are core to why this business is attractive to them.

14.	What should I do if the media or other third parties contact me?
•	If you are contacted by a member of the media, please do not respond and forward the inquiry to Theresa Feraren, SVP and CMO.
•	Inquiries from investors or analysts should be forwarded to investors@mistrasgroup.com.

Additional Information Regarding the Proposed Transaction and Where to Find It

In connection with the proposed transaction between the Company and H.I.G., the Company will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A relating to a special meeting of its stockholders, which will be announced as promptly as practicable to seek Company stockholder approval in connection with the proposed transaction. Additionally, the Company expects to file a definitive proxy statement on Schedule 14A and other relevant materials with the SEC in connection with the proposed transaction. INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER RELEVANT MATERIALS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement. Investors and securityholders will be able to obtain free copies of the proxy statement (when available) and other documents filed or that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or on the Company’s investor relations website (http://www.investors.mistrasgroup.com). In addition, the proxy statement and other documents filed or that will be filed by the Company with the SEC may be obtained from the Company free of charge by requesting them from Investor Relations by email at investors@mistrasgroup.com, or by telephone at 1 (833) MISTRAS.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about the Company and its directors and executive officers can be found in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 11, 2026, (ii) the Company’s proxy statement for its 2026 Annual Shareholders Meeting, which was filed with the SEC on April 7, 2026, and (iii) the Company’s other filings with the SEC, including any statements of beneficial ownership on Form 3, Form 4 or Form 5. Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at http://www.sec.gov, the SEC’s website, or on the Company’s investor relations website (http://www.investors.mistrasgroup.com).  Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that the Company expects to file in connection with the proposed transaction and other relevant materials the Company may file with the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking and Cautionary Statements

Certain statements contained in this communication, including statements regarding the proposed transaction, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such statements are not guarantees of future events or results and may not accurately indicate the timing of, or the date by which, such events or results will be consummated or achieved, if at all.  These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Such risks, uncertainties and contingencies include, among others: uncertainties as to the timing of the proposed transaction; uncertainties as to how many of the Company’s stockholders will vote in favor of the proposed transaction including the possibility that the Company’s stockholders may not approve the proposed transaction; the possibility that competing offers will be made, whether through the “go-shop” process or otherwise; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other closing conditions of the proposed transaction on a timely basis or at all; the risk that, prior to the completion of the proposed transaction, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the proposed transaction on the market price of the Company’s common stock and/or on the Company’s business, financial condition, results of operations and financial performance; the ability of the Company to retain and hire key personnel; and the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, please see the Company’s statements and reports on Forms 10-K, 10-Q and 8-K filed with the SEC and other written statements made by the Company from time to time. Forward-looking statements speak only as of the date of this communication, and, except as required by applicable law, the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.